APPLIED ENERGETICS REACHES SETTLEMENT IN
SECURITIES CLASS ACTION AND DERIVATIVE LAWSUITS

TUCSON, Arizona, August 3, 2009 — Applied Energetics, Inc., (NASDAQ: AERG), today announced that it has reached an agreement with the lead plaintiffs to settle the consolidated class action lawsuits originally filed in July 2006 in the United States District Court for the District of Arizona against Applied Energetics and its founders, and also reached an agreement to settle the derivative action against certain current and former officers and directors originally filed in September 2006 in the Superior Court of the State of Arizona in and for the County of Pima.

Under the terms of the proposed settlement of the class action lawsuits, those lawsuits will be dismissed with prejudice, and Applied Energetics and all other defendants will receive a full and complete release of all claims asserted against them in the litigation, in exchange for the payment of an aggregate of $5.3 million in cash and the issuance of previously unissued shares of common stock by Applied Energetics valued at $1.2 million, provided that the number of shares of common stock to be issued will not exceed 4 million shares.  There is no admission of liability by any of the defendants.

Under the terms of the proposed settlement the derivative action, the lawsuit will be dismissed with prejudice, and all defendants will receive a full and complete release of all claims asserted against them in the litigation, in exchange for Applied Energetics’ maintenance of certain corporate governance measures and the payment of an aggregate of $225,000 of attorneys’ fees.  There is no admission of liability by any of the defendants.

Insurance proceeds of $6.2 million, less amounts previously reimbursed to Applied Energetics to pay expenses of the litigations (approximately $700,000 to date), will be used to fund the settlement payments and related costs.  Any remaining cash payments and the stock issuance will be made by Applied Energetics.

The settlements are subject to Court approval.  Motions for preliminary approval of the settlements, directing notice of the settlements and setting a date for a settlement fairness hearing are currently being filed.

As stated in the settlement documents, Applied Energetics denies any liability in connection with the litigation and denies the claims asserted by the plaintiffs in the complaints.  However, Applied Energetics believes these settlements are in the best interest of Applied Energetics and its stockholders, as it eliminates the uncertainties, distractions, burden and further expense associated with the litigations.

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson Ariz., specializes in development and manufacture of high performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered the development of Laser Guided Energy (LGE®) technology, and related solutions for defense and security applications. For more information about Applied Energetics, please visit www.appliedenergetics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to: the Company’s expectation that these settlements will be executed by the parties and approved by the Court; the dependence on sales of a limited number of products and the uncertainty of the timing and magnitude of government funding and orders, dependence on sales to government customers; the uncertainty of patent protection; the uncertainty of strategic alliances; the uncertainty of management tenure; the impact of third-party suppliers' manufacturing constraints or difficulties; management's ability to achieve business performance objectives, market acceptance of, and demand for, the Company's products, and resulting revenues; development and testing of technology and products; manufacturing capabilities; impact of competitive products and pricing; litigation and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "demonstrate," "intend," "expect," "contemplate," "estimate," "anticipate," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Applied Energetics undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:

Kevin McGrath
Cameron Associates
212.245.4577
Kevin@cameronassoc.com